                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SCHULER HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                              SCHULER HOMES, INC.
                              828 FORT STREET MALL
                                  FOURTH FLOOR
                               HONOLULU, HI 96813

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1998

                            ------------------------

To our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of SCHULER HOMES, INC. (the "Company") which will be held at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii, at 10:00 a.m. on May 18, 1998 for the following purposes:

    1.  To elect to the Board two directors;

    2.  To approve the adoption of the Company's Employee Stock Purchase Plan;

    3. To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998; and

    4. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 6, 1998 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    Representation of at least a majority of the shares of Common Stock of Schuler Homes, Inc. entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                              [/S/ JAMES K. SCHULER]
                                          James K. Schuler
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Honolulu, Hawaii

April 27, 1998

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              SCHULER HOMES, INC.

                            TO BE HELD MAY 18, 1998

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SCHULER HOMES, INC. ("Schuler Homes" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders which will be held at 10:00 a.m. on May 18, 1998 at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii 96813 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 27, 1998.

                         VOTING RIGHTS AND SOLICITATION

    The close of business on April 6, 1998 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Schuler Homes had 20,874,927 shares of common stock, $.01 par value per share (the "Common Stock"), issued, 20,100,927 of which were outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Schuler Homes will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1--Election of Directors", FOR approval of the 1998 Employee Stock Purchase Plan as described herein under "Proposal 2-Approval of 1998 Employee Stock Purchase Plan" and FOR ratification of the selection of accountants as described herein under "Proposal 3--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive office at 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. The other matters submitted for Stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Schuler Homes. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Schuler Homes employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The members of the Board of Directors of Schuler Homes are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for any nominee listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES TO BOARD OF DIRECTORS

                                                                                                CLASS AND YEAR
                                                                                    DIRECTOR    IN WHICH TERM
NAME                                              PRINCIPAL OCCUPATION                SINCE      WILL EXPIRE        AGE
-------------------------------------  ------------------------------------------  -----------  --------------      ---
James K. Schuler.....................  Chairman of the Board, President and Chief        1992    Class I 2001           59
                                         Executive Officer of Schuler Homes, Inc.

Michael T. Jones.....................  Executive Vice President of Operations of         1992    Class I 2001           38
                                         Schuler Homes, Inc.

    James K. Schuler was the founder of the Company and has been the Company's Chairman of the Board, President and Chief Executive Officer since the Company's incorporation in Delaware in January 1992. From 1988 to January 1992, Mr. Schuler served as Chairman of the Board, President and Chief Executive Officer of JPS Hawaii, Inc., the predecessor of the Company. Since 1973 he has been President of James K. Schuler & Associates, Inc., a private single- and multi-family development company that constructed homes in Hawaii, California, Washington and Texas ("JKS").

    Michael T. Jones has been the Company's Executive Vice President of Operations of the Hawaii division since January 1992. From July 1988 to January 1992, Mr. Jones served as Executive Vice President of Real Estate Development and Marketing of JPS Hawaii, Inc. From 1983 to June 1988, Mr. Jones was Construction Project Manager for Pacific West Sport & Racquet Clubs, a developer and operator of athletic and recreational facilities, and Vice President of Real Estate Development for JKS.

DIRECTORS NOT STANDING FOR ELECTION

    The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                                                                 CLASS AND YEAR
                                                                                     DIRECTOR    IN WHICH TERM
NAME                                                PRINCIPAL OCCUPATION               SINCE      WILL EXPIRE        AGE
----------------------------------------  ----------------------------------------  -----------  --------------      ---
Bert T. Kobayashi.......................  Attorney, Kobayashi, Sugita & Goda (law         1992   Class III 1999          57
                                          firm)

Thomas A. Bevilacqua....................  Attorney, Brobeck, Phleger & Harrison           1997   Class III 1999          41
                                          LLP (law firm)

Pamela S. Jones.........................  Senior Vice President of Finance and            1992   Class II 2000           37
                                          Chief Financial Officer of Schuler
                                          Homes, Inc.

Martin T. Hart..........................  Independent businessman                         1992   Class II 2000           63

    Bert T. Kobayashi has served as a director of the Company since June 1992. Mr. Kobayashi is a senior partner of the Honolulu law firm Kobayashi, Sugita & Goda. Mr. Kobayashi has been a Director of First Hawaiian Bank since 1976 and has served as a director of FHB Holding Company, Inc., the parent company of First Hawaiian Bank, since 1990.

    Thomas A. Bevilacqua has been a director of the Company since April 1997. Mr Bevilacqua is a partner of Brobeck, Phleger & Harrison LLP and serves on that firm's Executive Committee. Mr. Bevilacqua is a director of E*Trade Online Ventures.

    Pamela S. Jones has been the Company's Senior Vice President of Finance and Chief Financial Officer since January 1992. From July 1988 to January 1992, Ms. Jones served as Vice President of Finance and Chief Financial Officer of JPS Hawaii, Inc. From September 1983 to May 1988, Ms. Jones worked as a Certified Public Accountant as Manager for the Seattle, Washington office of Touche Ross & Co., a national accounting firm. Ms. Jones is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

    Martin T. Hart has served as a director of the Company since April 1992. Mr. Hart is a private investor and has owned and managed a number of companies over the years. Most recently, Mr. Hart was an owner and the co-manager of the Lake Catamount joint venture, which was sold in 1996. Mr. Hart serves as a director of P.J. America, a food service company, Pacific Financial Group Bank Holding Company, a bank holding company, MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, Inc., an investment company, Optical Securities Group, Inc., a manufacturer of security systems, T-Netix, Inc., a communications company and Ardent Software, Inc., a data management company.

    Pamela S. Jones is the daughter of James K. Schuler. Michael T. Jones and Pamela S. Jones are husband and wife.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of three meetings during fiscal 1997. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, currently consisting of Michael T. Jones, Martin T. Hart and Bert T. Kobayashi, held one meeting during fiscal 1997.

    The Compensation Committee reviews and approves the Company's compensation arrangements for key employees and administers the 1992 Stock Option Plan. This Committee, currently consisting of Martin T. Hart and Bert T. Kobayashi, held three meetings during fiscal 1997.

                             DIRECTOR REMUNERATION

    Non-employee members of the Board are each paid an annual retainer fee of $20,000 plus a fee of $500 per Board meeting and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings. Upon joining the Board, each non-employee Board member also receives an option grant for 20,000 shares of Common Stock under the Company's 1992 Stock Option Plan. The exercise price per share for the initial grant made to Thomas
A. Bevilacqua was $5.50, the fair market value per share of Common Stock on the grant date. Similar automatic option grants in the amount of 5,000 shares are made annually to each individual who continues to serve as a non-employee Board member on the date of each subsequent Annual Meeting of Stockholders. Accordingly, in May 1997, Martin T. Hart and Bert T. Kobayashi each received an option grant for 5,000 shares of Common Stock with an exercise price per share of $5.875.

    On March 21, 1997, the Board approved a cancellation/regrant program pursuant to which each outstanding automatic option grant made to Messrs. Hart and Kobayashi prior to 1996 with an exercise price in excess of $5.625 per share was cancelled in exchange for a new option grant for the same number of shares as were subject to the cancelled option on the March 21, 1997 regrant date but with an exercise price of $5.625 per share, the fair market value per share on the regrant date of the new option. Each new option granted in replacement of an option originally granted prior to 1995 will become exercisable in a series of two (2) successive equal annual installments as the optionee provides Board service over the two (2)-year period measured from the new grant date. Each new option granted in replacement of an option granted during 1995 will become exercisable with respect to 25% of the option shares upon completion of one year of Board service measured from the regrant date and the balance of the shares will become exercisable in a series of 36 successive equal monthly installments over the three (3)-year period of Board service thereafter.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                             NUMBER OF SHARES
NAME AND ADDRESS                                               BENEFICIALLY       PERCENT OF
OF BENEFICIAL OWNER                                                OWNED         COMMON STOCK
-----------------------------------------------------------  -----------------  ---------------
James K. Schuler (1)(2)
828 Fort Street Mall, 4th Floor
Honolulu, Hawaii 96813.....................................       10,882,528           54.1%

Loomis, Sayles & Company, L.P. (3)
One Financial Center
Boston, MA 02111...........................................        1,713,459            8.5%

Franklin Resources, Inc. (4)
777 Mariners Island Boulevard
San Mateo, California 94404................................        1,705,000            8.5%

State of Wisconsin Investment Board (5)
P.O. Box 7842
Madison, Wisconsin 53707...................................        1,520,000            7.6%

Dimensional Fund Advisors Inc. (6)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401.....................................        1,318,200            6.6%

Michael T. Jones (7).......................................           60,519          (8)

Harvey L. Goth (9).........................................           10,163          (8)

Pamela S. Jones (2)(10)....................................            60,519         (8)

David L. Oyler (11)........................................            15,000         (8)

Martin T. Hart (12)........................................            16,258         (8)

Bert T. Kobayashi (13).....................................            17,667         (8)

Thomas A. Bevilacqua (14)..................................             5,417         (8)

All directors and executive officers as a group (9 persons)
(2)(15)....................................................        11,015,926           54.8%

------------------------

(1) Excludes 29,501 shares, of which Mr. Schuler has no voting or investment power, owned by Mrs. Schuler.

(2) Excludes 400,000 shares held by a nonprofit corporation for which Mr. Schuler and Ms. Jones serve as directors. The other four directors consist of Mr. Schuler's wife and three of their respective children not sharing the same household. Each of Mr. Schuler and Ms. Jones disclaims beneficial ownership of such shares.

(3) Information as of December 31, 1997, per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Loomis, Sayles & Company, L.P. had sole voting power with respect to 1,472,278 shares.

(4) Information as of December 31, 1997 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Such shares are owned by one or more closed-end investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources, Inc. ("FRI"), which subsidiaries have sole voting and investment power over such shares. The Schedule 13G was filed by FRI, Charles B. Johnson and Rupert H. Johnson, Jr., (each of whom owns in excess of 10% of the outstanding Common Stock of FRI), both with the same address, and Templeton Investment Counsel, Inc. (investment adviser to Franklin Resources, Inc.), 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33394.

(5) Information as of December 31, 1997 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. The State of Wisconsin Investment Board retains sole voting and dispositive power for all shares.

(6) Information as of December 31, 1997 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 1,318,200 shares of SCHULER HOMES, INC. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(7) Includes (i) 1 share, of which Mr. Jones has no voting or investment power, owned by Ms. Jones, (ii) 9,200 shares, of which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 24,492 shares which Mr. Jones has the option to purchase within 60 days of March 31, 1998, and (iv) 22,325 shares which Ms. Jones has the option to purchase within 60 days of March 31, 1998.

(8) Less than 1%.

(9) Represents 10,163 shares which Mr. Goth has the option to purchase within 60 days of March 31, 1998.

(10) Includes (i) 1 share, of which Ms. Jones has no voting or investment power, owned by Mr. Jones, (ii) 9,200 shares, of which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 22,325 shares which Ms. Jones has the option to purchase within 60 days of March 31, 1998, and (iv) 24,492 shares which Mr. Jones has the option to purchase within 60 days of March 31, 1998.

(11) Includes 10,000 shares which Mr. Oyler has the option to purchase within 60 days of March 31, 1998.

(12) Represents 16,258 shares which Mr. Hart has the option to purchase within 60 days of March 31, 1998.

(13) Includes 16,667 shares which Mr. Kobayashi has the option to purchase within 60 days of March 31, 1998.

(14) Represents 5,417 shares which Mr. Bevilacqua has the option to purchase within 60 days of March 31, 1998.

(15) Includes shares which the directors and executive officers have the option to purchase within 60 days of March 31, 1998. Does not include an aggregate of 253,821 shares issuable upon exercise of stock options which are not currently exercisable and will not be exercisable within 60 days of March 31, 1998. See also footnotes 7 and 10 above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus for fiscal year 1997 has been excluded by reason of his or her termination of employment or change in executive status during that year.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                        --------------
                                                                                            AWARDS
                                                            ANNUAL COMPENSATION         --------------
                                                     ---------------------------------    SECURITIES      ALL OTHER
                                                                  SALARY                  UNDERLYING    COMPENSATION
            NAME AND PRINCIPAL POSITION                YEAR       ($)(1)     BONUS($)      OPTIONS         ($)(2)
---------------------------------------------------  ---------  ----------  ----------  --------------  -------------
James K. Schuler                                          1997  $  650,000      --            --             --
Chairman of the Board, President and Chief                1996  $  650,000      --            --             --
Executive Officer                                         1995  $  650,000      --            --             --

Michael T. Jones                                          1997  $  185,000  $   15,000      41,900(3)     $   1,200
Executive Vice President of Operations                    1996  $  181,253      --          15,000        $   5,422
                                                          1995  $  168,750  $   13,000      10,000(4)     $   4,642

Harvey L. Goth                                            1997  $  149,000  $   15,000      19,700(3)     $   2,235
Senior Vice President of Acquisitions                     1996  $  149,000      --           5,000        $   8,625
                                                          1995  $  148,000  $   13,000       5,000(4)     $   8,625

Pamela S. Jones                                           1997  $  150,000  $   50,000      40,900(3)     $   1,200
Senior Vice President of Finance and Chief                1996  $  137,784      --          10,000        $   4,478
Financial Officer                                         1995  $  145,000  $   13,000       9,000(4)     $   4,058

David L. Oyler                                            1997  $  139,256  $  397,932      30,000        $   2,375
Vice President/Division President-Melody Homes,
Inc.

------------------------

(1) Salary includes amounts deferred pursuant to the 401(k) Retirement Savings Plan.

(2) Represents the Company's discretionary and matching contributions made to the 401(k) Retirement Savings Plan.

(3) Includes options granted in 1997 at a new exercise price in cancellation of pre-existing options originally granted from 1992 to 1995 but with a higher exercise price as follows:

Michael T. Jones                                 36,900
Harvey L. Goth                                   14,700
Pamela S. Jones                                  35,900

(4) Includes options granted in 1995 at a new exercise price in cancellation of options originally granted in 1994 but with a higher exercise price as follows:

Michael T. Jones                                   5,000
Harvey L. Goth                                     2,500
Pamela S. Jones                                    5,000

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan for the 1997 fiscal year to the named executive officers. No stock appreciation rights were granted to the named executive officers during such fiscal year. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set at a maximum of 10 years.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS                                                                                 POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------------     VALUE AT ASSUMED
                                         NUMBER OF                                                ANNUAL RATE OF STOCK
                                        SECURITIES       % OF TOTAL                              PRICE APPRECIATION FOR
                                        UNDERLYING     OPTIONS GRANTED  EXERCISE OR                   OPTION TERM
                                          OPTIONS      TO EMPLOYEES IN  BASE PRICE   EXPIRATION  ----------------------
NAME                                    GRANTED (#)     FISCA YEAR(1)    ($/SH)(2)      DATE     5% ($)(3)   10% ($)(3)
------------------------------------  ---------------  ---------------  -----------  ----------  ----------  ----------
James K. Schuler (4)................          0                0             0           0                0           0

Michael T. Jones....................      5,000(5)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824
                                         18,334(6)(8)          4.3%      $   5.625    03/20/07   $   64,857  $  164,361
                                          8,566(6)(8)          2.0%      $   5.625    03/20/07   $   30,303  $   76,792
                                          5,000(6)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824
                                          5,000(7)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824

Harvey L. Goth......................      5,000(5)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824
                                          5,700(6)(8)          1.3%      $   5.625    03/20/07   $   20,164  $   51,099
                                          4,000(6)(8)          0.9%      $   5.625    03/20/07   $   14,150  $   35,859
                                          2,500(6)(8)          0.6%      $   5.625    03/20/07   $    8,844  $   22,412
                                          2,500(7)(8)          0.6%      $   5.625    03/20/07   $    8,844  $   22,412

Pamela S. Jones.....................      5,000(5)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824
                                         18,334(6)(8)          4.3%      $   5.625    03/20/07   $   64,857  $  164,361
                                          8,566(6)(8)          2.0%      $   5.625    03/20/07   $   30,303  $   76,792
                                          5,000(6)(8)          1.2%      $   5.625    03/20/07   $   17,688  $   44,824
                                          4,000(7)(8)          0.9%      $   5.625    03/20/07   $   14,150  $   35,859

David L. Oyler......................     30,000(5)(8)          7.1%      $   6.250    01/07/07   $  117,918  $  298,827

------------------------

(1) Based on options for a total of 423,484 shares (including regrants of approximately 256,000 shares, see "Option Repricing") granted to employees during fiscal 1997.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The Compensation Committee has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(3) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option. These amounts are calculated based on the requirements of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

(4) James K. Schuler has not been granted options under the 1992 Stock Option Plan.

(5) Each option will become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the date of grant and for the balance of the option shares in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The option was granted on March 21, 1997.

(6) The option was originally granted with an exercise price in excess of $5.625 per share and was cancelled on March 21, 1997 in exchange for a new option for the number of shares subject to the option at the time of the regrant with an exercise price of $5.625 per share, the fair market value per share of Common Stock on the date of regrant. The option will become exercisable in a series of two (2) successive equal annual installments over the two
    (2)-year period of service measured from the regrant date.

(7) The option was originally granted with an exercise price in excess of $5.625 per share and was cancelled on March 21, 1997 in exchange for a new option for the number of shares subject to the option at the time of the regrant with an exercise price of $5.625 per share, the fair market value per share of Common Stock on the date of regrant. The option will become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the regrant date and for the balance of the option shares in a series of 36 successive equal monthly installments over the three (3)-year period of service thereafter.

(8) Each option will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Common Stock, unless the option is assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option will automatically be cancelled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised during fiscal year 1997, and except for the limited stock appreciation rights described in footnote (8) to the Option Grant Table above, no stock appreciation rights were held by such named executive officers as of the end of fiscal 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                                       VALUE OF UNEXERCISED
                                                                                                     IN-THE- MONEY OPTIONS AT
                                                                                                     FY-END ($) (MARKET PRICE
                                                                          NUMBER OF SECURITIES         OF SHARES AT FY-END
                                                    VALUE REALIZED       UNDERLYING UNEXERCISED      ($6.4375) LESS EXERCISE
                                     SHARES        ($) (MARKET PRICE     OPTIONS AT FY-END (#)                PRICE)
                                   ACQUIRED ON     AT EXERCISE, LESS  ----------------------------  --------------------------
NAME                              EXERCISE (#)      EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------  -----------------  -----------------  -------------  -------------  -----------  -------------
James K. Schuler..............         --                 --               --             --            --            --
Michael T. Jones..............         --                 --                4,063         52,838     $   1,777    $    38,829
Harvey L. Goth................         --                 --                1,354         23,346     $     592    $    17,601
Pamela S. Jones...............         --                 --                2,708         48,192     $   1,185    $    36,421
David L. Oyler................         --                 --               --             30,000        --        $     5,625

OPTION REPRICING

    As discussed in the Compensation Committee Report on Executive Compensation below, on March 21, 1997 the Company implemented a special option cancellation/regrant program for all of its employees (including executive officers) and non-employee Board members holding stock options issued under the 1992 Stock Option Plan prior to 1996 with an exercise price per share in excess of the fair market value of the Company's Common Stock on the regrant date. The cancellations/regrants were effected on March 21, 1997, and approximately 256,000 outstanding options with an exercise price in excess of $5.625 per share were surrendered for cancellation and new options (subject to a new vesting schedule, see "Special Option Regrant Program") for the same aggregate number of shares were granted with an exercise price of $5.625 per share.

    In early 1995 the Compensation Committee of the Board of Directors approved a cancellation/regrant program to permit optionholders to effectively reprice certain of their outstanding options (covering up to an aggregate of approximately 85,000 shares of Common Stock) granted under the Company's 1992 Stock Option Plan. This program allowed optionholders to receive new options for the same number of shares covered by their existing options at an exercise price equal to $11.00. The new options are subject to a new four year vesting schedule and the existing options were cancelled. Options for 55,800 shares were exchanged on March 13, 1995.

    The following table sets forth information with respect to each of the Company's executive officers concerning his or her participation in the option cancellation/regrant program effected on March 21, 1997 and on March 13, 1995.

                           TEN-YEAR OPTION REPRICINGS

                                                                       EXERCISE
                                           NUMBER OF                   PRICE AT
                                          SECURITIES   MARKET PRICE     TIME OF                LENGTH OF ORIGINAL
                                          UNDERLYING    OF STOCK AT    REPRICING                  OPTION TERM
                                            OPTION        TIME OF         OR          NEW     REMAINING AT DATE OF
                                          REPRICED OR  REPRICING OR    AMENDMENT   EXERCISE       REPRICING OR
NAME                             DATE     AMENDED (#)  AMENDMENT ($)      ($)      PRICE ($)       AMENDMENT
-----------------------------  ---------  -----------  -------------  -----------  ---------  --------------------
Michael T. Jones,               3/21/97       18,334     $   5.625     $   15.50   $   5.625  5 years
  Executive Vice President of   3/21/97        8,566     $   5.625     $   15.75   $   5.625  6 years, 1 month
  Operations                    3/21/97        5,000     $   5.625     $   11.00   $   5.625  8 years
                                3/21/97        5,000     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        5,000     $   11.00     $   25.75   $   11.00  9 years

Harvey L. Goth,                 3/21/97        5,700     $   5.625     $   16.75   $   5.625  5 years, 2 months
  Senior Vice President         3/21/97        4,000     $   5.625     $   15.75   $   5.625  6 years, 1 month
                                3/21/97        2,500     $   5.625     $   11.00   $   5.625  8 years
                                3/21/97        2,500     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        2,500     $   11.00     $   25.75   $   11.00  9 years

Pamela S. Jones,                3/21/97       18,334     $   5.625     $   15.50   $   5.625  5 years
  Senior Vice President of      3/21/97        8,566     $   5.625     $   15.75   $   5.625  6 years, 1 month
  Finance and Chief Financial   3/21/97        5,000     $   5.625     $   11.00   $   5.625  8 years
  Officer                       3/21/97        4,000     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        5,000     $   11.00     $   25.75   $   11.00  9 years

Douglas M. Tonokawa,            3/21/97        3,500     $   5.625     $  12.125   $   5.625  5 years, 6 months
  Vice President of Finance     3/21/97        2,500     $   5.625     $   15.75   $   5.625  6 years, 1 month
  and Chief Accounting          3/21/97        2,500     $   5.625     $   11.00   $   5.625  8 years
  Officer                       3/21/97        4,000     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        2,500     $   11.00     $   25.75   $   11.00  9 years

Peter M. Aiello,                3/21/97        1,600     $   5.625     $   15.50   $   5.625  5 years
  Vice President of Design      3/21/97        2,500     $   5.625     $   15.75   $   5.625  6 years, 1 month
                                3/21/97        2,500     $   5.625     $   11.00   $   5.625  8 years
                                3/21/97        2,500     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        2,500     $   11.00     $   25.75   $   11.00  9 years

Mary K. Flood,                  3/21/97        3,000     $   5.625     $   15.75   $   5.625  6 years, 1 month
  Vice President of Sales and   3/21/97        2,500     $   5.625     $   11.00   $   5.625  8 years
  Marketing                     3/21/97        3,000     $   5.625     $    9.88   $   5.625  8 years, 2 months
                                3/13/95        2,500     $   11.00     $   25.75   $   11.00  9 years

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

    CEO COMPENSATION

    In January 1992, prior to the Company's initial public offering, the Company entered into an employment agreement with James K. Schuler, the Company's Chief Executive Officer, providing for the payment of a base annual salary of $420,000 or an amount otherwise agreed upon by the parties. The Committee took action during 1994 to increase Mr. Schuler's annual base salary to $650,000 effective April 1, 1994. The employment agreement had an initial term of three years, and requires Mr. Schuler to devote substantially all of his time to Company affairs. The employment agreement is automatically renewable for a one-year term commencing on each anniversary of the date of such agreement, unless either party notifies the other party otherwise. No such notice of termination was given for any year from 1995 to 1998. The Committee played no role in the negotiation of this agreement. However, Mr. Schuler's base compensation is influenced by the following policies.

    COMPENSATION PHILOSOPHY

    The Committee applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

    - THE COMPANY PAYS COMPETITIVELY. The Company is committed to providing a pay program that helps attract and retain quality employees. To ensure that pay is competitive, the Company compares its pay practices with those of companies in its industry and in the markets in which it operates and sets its pay parameters based on this review. The base salary for the Company's executive officers approximate the average for the comparison group, reflecting the Company's relative position within the group. The public homebuilders included in the comparison group are substantially the ones included in the peer group index reflected on the Performance Graph.

    - THE COMPANY PAYS FOR RELATIVE SUSTAINED PERFORMANCE. Executive officers are rewarded based upon corporate performance or the performance of specific divisions, as appropriate. Performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as returns on invested capital, profit margins, and results of operations.

    - THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to balance the compensation paid to a particular individual and the compensation paid to other persons both inside the Company and at comparable companies.

    GENERAL COMPENSATION POLICY

    The Committee's overall policy is to offer the Company's executive officers competitive cash- and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance.

    The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    CASH-BASED COMPENSATION. The Committee sets base salary for executive officers on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry (as discussed above) and in the markets in which the Company operates and internal comparability considerations. There have been no meaningful increases in the base salaries of executive officers since 1994. The aggregate amount of the Company's annual bonus pool is based on a percentage applied to the particular division's or the overall Company's pretax income. A higher percentage is applied to pretax income attained in excess of two-thirds of the pretax income goals established per the applicable calendar year business plan. The business plans are finalized and approved by the executive officers at the beginning of each calendar year. In addition, the calculation is progressively tiered such that the percentages to be applied to pretax income increase when certain higher benchmarks for pretax profit margins and returns on invested capital are achieved. This amount is allocated to employees, including the executive officers, taking into consideration the employee's position within the Company, salary level and individual performance. The Chief Executive Officer elected to not take a bonus in 1997. The Company also has a 401(k) retirement savings plan to which it can make a matching contribution to eligible participants. The Company believes that all employees share the responsibility of achieving profits.

    LONG-TERM EQUITY-BASED COMPENSATION. The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the officer only if he or she remains in the employ of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

    SPECIAL OPTION REGRANT PROGRAM

    During the 1997 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program. Accordingly, on March 21, 1997, all of the Company's employees (including executive officers) and non-employee Board members were given the opportunity to surrender their outstanding options issued prior to 1996 under the Option Plan with exercise prices in excess of $5.625 per share in return for a new option grant for the same number of shares but with a lower exercise price of $5.625 per share, the fair market value per share of the Company's Common Stock on the regrant date. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

    The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each Company employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to the implementation of the program, the market price of the

Company's Common Stock had fallen as a result of market factors in Hawaii's real estate industry which adversely impacted the Company's financial results and which did not necessarily reflect the employees' contributions to the Company's progress. The Compensation Committee felt that the Company's ability to retain key employees and non-employee Board members would be significantly impaired, unless value was restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. The new options granted in cancellation of options granted during 1992 through 1994 will become exercisable in a series of two (2) successive annual installments upon the optionee's completion of each year of service over the two (2)-year period measured from the regrant date. The new options granted in cancellation of options granted during 1995 will become exercisable with respect to 25% of the option shares upon the optionee's completion of one (1) year of service measured from the regrant date and with respect to the balance of the shares in a series of 36 successive equal monthly installments upon the optionee's completion of each month of service over the 36-month period thereafter. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she remains in the Company's employ.

    As a result of the new exercise schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

    DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based compensation. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The non-performance based compensation to be paid to the Company's executive officers for fiscal 1997 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

    Submitted by the Compensation Committee of the Company's Board of Directors:

                                          Martin T. Hart

                                          Bert T. Kobayashi

PERFORMANCE GRAPH

    The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the period from December 31, 1992 through December 31, 1997.

                           TOTAL SHAREHOLDER RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                YEARS ENDING

                              Dec92      Dec93          Dec94      Dec95      Dec96      Dec97
SCHULER HOMES INC           $100.00    $170.99         $87.02     $47.71     $38.17     $39.31
S&P 500 INDEX               $100.00    $110.08        $111.53    $153.45    $188.68    $251.63
PEER GROUP                  $100.00    $126.01         $76.27    $110.01    $106.11    $172.07

------------------------

*   $100 invested on 12/31/92 in stock, group or index.

                              PEER GROUP COMPANIES

CENTEX CORP                               PRESLEY COMPANIES/DE
CONTINENTAL HOMES HOLDINGS CP             PULTE CORP
ENGLE HOMES INC                           RYLAND GROUP INC.
HOVNANIAN ENTRPRS INC.-CL A               STANDARD PACIFIC CP
KAUFMAN & BROAD HOME                      TOLL BROTHERS INC
LENNAR CORP                               UDC HOMES INC.-LP
ORIOLE HOMES CORP-CL B                    WEBB (DEL E) CORP

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during 1997 was comprised of independent, non-employee Directors of the Company, Bert T. Kobayashi and Martin T. Hart. For a description of transactions between the Company and members of the Compensation Committee, see "Option Repricing."

    No executive officer of the Company served on the Compensation Committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions during the last fiscal year.

    TRANSACTIONS WITH JAMES K. SCHULER AND ENTITIES CONTROLLED BY JAMES K.
     SCHULER

    The Company and James K. Schuler & Associates, Inc. ("JKS"), a corporation controlled by James K. Schuler, have entered into a management agreement pursuant to which certain management and administrative personnel of the Company will perform certain functions for JKS. JKS will reimburse the Company on a quarterly basis for its cost in providing such services. During fiscal 1997, $97,000 was charged to JKS by the Company pursuant to this agreement.

    From time to time, James K. Schuler has made loans to certain vendors or parties related to vendors which do business with the Company. In particular, as of December 31, 1997, Mr. Schuler had notes receivable and accrued interest thereon totaling $750,000 from a consultant to Schuler Homes, Inc.

    TRANSACTIONS WITH DIRECTORS

    From time to time, the Company has engaged the law firm of Kobayashi, Sugita & Goda to perform legal work. Bert T. Kobayashi, a director of the Company since June 1992, is a senior partner of this Honolulu law firm.

    From time to time, the Company has engaged the law firm of Brobeck, Phleger & Harrison LLP to perform legal work. Thomas A. Bevilacqua, a director of the Company since April 1997, is a partner of this law firm.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners. Forms 5 for Messrs. Kobayashi and Hart were inadvertently filed late for the fiscal year ended December 31, 1996.

                                 ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1997 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Schuler Homes, Inc., 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813,
Attention: Investor Relations.

                              SCHULER HOMES, INC.
                                   PROPOSAL 2
                 APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

    The Company's stockholders are also being asked to approve the 1998 Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which 500,000 shares of common stock will be reserved for issuance.

    The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a propriety interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board of Directors on April 13, 1998 and will become effective on August 1, 1998 (the "Effective Date"), provided the Purchase Plan is approved by the stockholders at the Annual Meeting.

    The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in Honolulu, Hawaii.

SHARE RESERVE

    500,000 shares of common stock have been reserved for issuance over the ten-year term of the Purchase Plan. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, (iii) the maximum aggregate number and class of securities purchasable by all participants on any one purchase date and (iv) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

ADMINISTRATION

    The Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

PURCHASE PERIODS

    Under the Purchase Plan, shares will be issued through a series of successive offering periods, each of a maximum duration of twenty-four (24) months determined by the Plan Administrator prior to the start date. The first offering period will run from August 1, 1998 to the last business day in August 2000. The next offering period is scheduled to commence on September 1, 2000. Each offering period will be comprised of up to four (4) six (6)-month purchase periods. Purchase periods will run from the first business day in September to the last business day in February the following year and from the first business day in March each year to the last business day in August that year. However, during the first offering period, the first purchase period will run from the first business day in August 1998 and end on the last business day in February 1999. Each participant will be granted a separate right to purchase shares of Common Stock for each offering period in which he or she participates. The purchase right will be granted on the first day business day of each offering period and will be automatically exercised on the last business day of each purchase period in that offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for the purchase period by the purchase price in effect for such period.

    Should the fair market value per share of Common Stock on any purchase date within an offering period be less than the fair market value per share on the start date of the offering period, then that offering period will automatically terminate and a new offering period will commence on the next business day following such purchase date.

ELIGIBILITY

    Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will be eligible to participate in the Purchase Plan. An individual who is an eligible employee at the start of any offering period may join that offering period at that time or on the start date of any purchase period within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on the start date of any subsequent purchase period within that offering period on which he or she is an eligible employee.

    Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

    As of March 31, 1998, approximately 200 employees, including 4 executive officers, were eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS

    Each participant may authorize period payroll deductions in any multiple of 1% of his or her cash earnings, up to a maximum of fifteen percent (15%).

PURCHASE PRICE

    The purchase price per share at which common stock will be purchased on the participant's behalf on each purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the start date of the offering period during which the purchase date occurs or (ii) the fair market value per share of common stock on that purchase date.

PURCHASE PROVISIONS

    On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase period. However, no participant may, on any one purchase date, purchase more than 2,500 shares of common stock, subject to periodic adjustments in the event of certain changes in the Company's capitalization. In addition, no more than an aggregate of 125,000 shares of Common Stock may be purchased on behalf of all participants on any one purchase date.

VALUATION

    The fair market value per share of common stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On March 31, 1998, the fair market value per share of Common Stock was $7.25 per share.

SPECIAL LIMITATIONS

    The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

        (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

        (ii) No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

       (iii) No participant may purchase more than 2,500 shares of Common Stock on any one purchase date.

        (iv) No more than 125,000 shares of Common Stock may be purchased on behalf of all participants on any one purchase date.

TERMINATION OF PURCHASE RIGHTS

    The purchase right will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the purchase period. The payroll deductions collected for the purchase period in which the purchase right terminates may, at the participant's election, be immediately refunded or applied to the purchase of common stock at the end of that purchase period.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

    No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

ACQUISITION

    Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lower of (i) the fair market value per share of common stock on the start date of the offering period during which the acquisition occurs or
(ii) the fair market value per share of common stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earliest to occur of (i) August 30, 2008, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

    The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the maximum aggregate number of purchasable shares on any one purchase date except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

                                 PLAN BENEFITS

    No purchase rights have been granted and no shares have been purchased under the Purchase Plan.

                            FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two
(2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

                              ACCOUNTING TREATMENT

    Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented, and no purchase rights will be granted and no stock issuances will be made under the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                   PROPOSAL 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1997. The Board of Directors has appointed Ernst & Young LLP to serve in the same capacity for the current fiscal year and is asking stockholders to ratify the selection of Ernst & Young LLP by the Board of Directors as independent public accountants. The affirmative vote of a majority of the shares presented and voting at the meeting is required to ratify the selection of Ernst & Young LLP. In the event that stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors would reconsider such selection.

    A representative of Ernst & Young LLP is expected to attend the Annual Meeting and has indicated that he has no statement to make, but will be available to respond to appropriate questions and to make a statement if such representative desires to do so.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 1999 Annual Meeting of Stockholders must be received by Schuler Homes no later than December 27, 1998. The proposal must be mailed to the Company's principal executive offices, 828 Fort Street Mall, 4th Floor, Honolulu, Hawaii 96813, Attention: Pamela S. Jones. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                         By Order of the Board of Directors,

                                         /s/ PAMELA S. JONES

                                         Pamela S. Jones
                                          SECRETARY

April 27, 1998
Honolulu, Hawaii

                                   EXHIBIT A
                              SCHULER HOMES, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    I.  PURPOSE OF THE PLAN

    This Employee Stock Purchase Plan is intended to promote the interests of Schuler Homes, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

    Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

    II.  ADMINISTRATION OF THE PLAN

    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

    III.  STOCK SUBJECT TO PLAN

    A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Five Hundred Thousand (500,000) shares.

    B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in the aggregate on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

    IV.  OFFERING PERIODS

    A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

    B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. The initial offering period shall commence on the first business day in August, 1998 (the "Effective Date") and terminate on the last business day in August 2000. The next offering period shall commence on the first business day in September 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

    C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in September each year to the last business day in February of the following year and from the first business day in March each year to the last business day in August of the same year. However, the first Purchase Interval in effect under the initial offering period shall commence on the Effective Date and terminate on the last business day in February 1999.

    D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

    V.  ELIGIBILITY

    A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

    B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

    C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

    D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

    VI.  PAYROLL DEDUCTIONS

    A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

        (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

        (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

    B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

    C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

    D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

    VII.  PURCHASE RIGHTS

    A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

    B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

    C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

    D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Two Thousand Five Hundred (2,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum aggregate number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date shall not exceed One Hundred Twenty-Five Thousand (125,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

    E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

    F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

        (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

        (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

       (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service
    (i) within ninety (90) days following the commencement of such leave or (ii) the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

    G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in the aggregate.

    The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

    H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

    I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

    J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

    VIII.  ACCRUAL LIMITATIONS

    A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code
Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

        (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

        (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

    C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

    D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

    IX.  EFFECTIVE DATE AND TERM OF THE PLAN

    A. The Plan was adopted by the Board on April 13, 1998 and shall become effective on the Effective Date, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

    B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in August 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

    X.  AMENDMENT OF THE PLAN

    The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Corporation's stockholders, (i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

    XI.  GENERAL PROVISIONS

    A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

    B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

    C. The provisions of the Plan shall be governed by the laws of the State of Hawaii without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A
                         CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE
                              Schuler Homes, Inc.

                                    APPENDIX

    The following definitions shall be in effect under the Plan:

    A.  BOARD shall mean the Corporation's Board of Directors.

    B. CASH EARNINGS shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established.

    C. CHANGE IN CONTROL shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

       (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

    D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    E.  COMMON STOCK shall mean the Corporation's common stock.

    F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

    G. CORPORATION shall mean Schuler Homes, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Schuler Homes, Inc. which shall by appropriate action adopt the Plan.

    H. EFFECTIVE DATE shall mean August 1, 1998. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

    I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

    J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

    K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with either of the following provisions:

        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National

    Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    L.  1933 ACT shall mean the Securities Act of 1933, as amended.

    M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

    N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

    O. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as set forth in this document.

    P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

    Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be February 29, 1999.

    R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. However, the first Purchase Interval under the initial offering period shall commence on August 1, 1998 and end on the last business day in February 1999.

    S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in September and March each year on which an Eligible Employee may first enter an offering period.

    T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                                SCHULER HOMES, INC.

                                     PROXY FOR
                           ANNUAL MEETING OF STOCKHOLDERS
                                    MAY 18, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James K. Schuler and Pamela S. Jones, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SCHULER HOMES, INC., held of record by the undersigned on April 6, 1998 at the Annual Meeting of Stockholders of Schuler Homes, Inc. to be held May 18, 1998, or at any adjournment thereof.

            (Continued and to be marked, dated and signed on other side)


                             FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2 and 3. This Proxy, when properly executed, will be voted as specified herein. This Proxy will be voted FOR Proposal Nos. 1, 2 and 3 if no specification is made.

                        Please mark your votes as indicated in this example /X/

1.   ELECTION OF DIRECTORS

Nominee:  James K. Schuler
Nominee:  Michael T. Jones

          FOR       WITHHOLD
                    AUTHORITY

          / /          / /

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.

2.   To approve the adoption of the Company's Employee Stock Purchase Plan.

          FOR       AGAINST        ABSTAIN

          / /         / /            / /

3. To ratify the election of Ernst & Young LLP as independent public accountants of the Company.

          FOR       AGAINST        ABSTAIN

          / /         / /            / /

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

     Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature_______________________Signature___________________Date________________
   PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                     ENVELOPE.

                              FOLD AND DETACH HERE